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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 29, 2002 relating to the financial statements and financial statement schedule as of and for the year ended April 30, 2002 for Casella Waste Systems, Inc., which appears in Casella Waste Systems, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA
October 11, 2002